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                                                                    EXHIBIT 99.1


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[CRESCENT LOGO]                                                    PRESS RELEASE

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                    CRESCENT REAL ESTATE ANNOUNCES PRICING OF
                       $375 MILLION SENIOR NOTES OFFERING

FORT WORTH, TEXAS, APRIL 10, 2002--Crescent Real Estate Equities Company (NYSE:CEI) today announced that its operating partnership has priced its private offering of $375 million in senior, unsecured notes due 2009 at 9.25%. The issue price of the notes is 100%. Closing of the offering is expected to occur on April 15, 2002.

The securities offered will not be registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

FORWARD-LOOKING STATEMENTS

Certain statements contained herein that are not descriptions of historical facts are "forward-looking" statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). Because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, those discussed in filings made by the Company with the Securities and Exchange Commission. The closing of the aforementioned offering is subject to, among other things, market conditions.

ABOUT THE COMPANY

Crescent Real Estate Equities Company, through its subsidiaries, owns and manages some of the highest quality properties in the country. Its portfolio consists primarily of 74 office buildings totaling 28 million square feet located in six states, as well as world-renowned luxury resorts and spas and upscale residential developments.

FOR MORE INFORMATION

Investors: Jane E. Mody, Executive Vice President, Capital Markets, (817) 321-1086; Jerry R. Crenshaw, Chief Financial Officer, (817) 321-1492 or Keira B. Moody, Vice President, Investor Relations, (817) 321-1412 Media: Sandra Porter, Director of Public Relations, (817) 321-1460